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                  FIRST AMENDED AND RESTATED GUARANTY AGREEMENT


     This FIRST AMENDED AND RESTATED GUARANTY AGREEMENT ("the Agreement") dated as of December 1, 1994, is by and between James M. Fail, an individual resident of the State of Alabama ("Guarantor") and Southwestern Life Insurance Company, a Texas insurance corporation ("Lender").

                                R E C I T A L S:


     A. CFSB Corporation, a Delaware corporation ("Borrower") and Lender have previously entered into that certain Loan Agreement dated as of January 25, 1993 (the "Prior SWL Loan Agreement"), pursuant to which Lender made a loan to Borrower in the original principal amount of $17,753,820.00.

     B. Pursuant to the Prior SWL Loan Agreement, Guarantor executed and delivered to Lender that certain Guaranty Agreement dated as of January 25, 1993, pursuant to which Guarantor guaranteed to Lender the full and complete payment and performance of the liabilities, obligations and indebtedness of Borrower to Lender under the Prior SWL Loan Agreement and related promissory note (the "Existing SWL Guaranty").

     C. CFSB and Consolidated Fidelity Life Insurance Corporation, a Kentucky life insurance corporation ("CFLIC") have previously entered into that certain Loan Agreement dated as of January 25, 1993 (the "CFLIC Loan Agreement"), pursuant to which CFLIC made a loan to Borrower in the original principal amount of $46,266,675.00 (the "CFLIC Loan").

     D. Pursuant to the CFLIC Loan Agreement, Guarantor executed and delivered to CFLIC that certain Guaranty Agreement dated as of January 25, 1993, pursuant to which Guarantor guaranteed to CFLIC the full and complete payment and performance of the liabilities, obligations and indebtedness of Borrower to CFLIC under the CFLIC Loan Agreement and related promissory note (the "Existing CFLIC Guaranty").

     E. Pursuant to that certain Assignment and Transfer of Notes, Liens, and Other Rights dated as of June 30, 1994, between Lender and CFLIC. Lender purchased all of CFLIC's right, title and interest in and to the CFLIC Loan, all documents and agreements relating thereto, and all security interests and liens securing the same.

     F. Borrower and Lender have contemporaneously herewith entered into that certain First Amended and Restated Loan Agreement of even date herewith (such First Amended and Restated Loan Agreement, as the same may be amended, supplemented or modified from time to time, the "Loan Agreement"), pursuant to which the CFLIC Loan Agreement has been consolidated with and into the Prior SWL Loan Agreement and the Prior SWL Loan Agreement has been amended and restated in its entirety.



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     G.   Lender has conditioned its obligations under the Loan Agreement upon the execution and delivery by Guarantor of this Agreement and Guarantor and Lender now desire to consolidate the Existing CFLIC Guaranty with and into the Existing SWL Guaranty and to make certain amendments to the Existing SWL Guaranty as herein set forth.

     H. The parties hereto now desire to amend the Existing SWL Guaranty as hereinafter provided and have agreed, for purposes of clarity and ease of administration, to carry out the agreed upon amendments by amending the pertinent provisions of the Existing SWL Guaranty and then restating the Existing SWL Guaranty in its entirety by means of this Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor and Lender hereby consolidate the Existing CFLIC Guaranty with and into the Existing SWL Guaranty, amend and restate the Existing SWL Guaranty (as consolidated) and agree as follows:

     Guarantor, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

     1. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

     2. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", including but not limited to (i) the indebtedness of Borrower to Lender evidenced by that certain Promissory Note of even date herewith executed by Borrower and payable to the order of Lender in the original principal amount of Forty Million Three Hundred Eighteen Thousand Seven Hundred Fifty-Four and No/100 Dollars ($40,318,754.00), and (ii) the liabilities, obligations, and indebtedness of Borrower to Lender under the Loan Agreement, the Security Agreement and any and all other instruments or documents executed by Borrower in connection with the Loan. The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including reasonable attorneys' fees) included as part of the Obligations whether or not allowed under any bankruptcy, insolvency, or other similar law.

     3. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on his obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Lender or any other party, or which Guarantor may have against Borrower, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

     4. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not

FIRST AMENDED AND RESTATED GUARANTY AGREEMENT - Page 2

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be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise. Guarantor shall promptly pay as specified in Section 9 hereof the amount due thereon to Lender without notice or demand in lawful money of the United States of America and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral other than the Collateral (as defined in the Pledge Agreement) which shall ever have been given to secure such Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this Guaranty Agreement, Guarantor hereby irrevocably waives any and all rights he may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise, until the Guaranteed Indebtedness is fully satisfied.

     6. Subject to the provisions of Section 9 hereof, Guarantor hereby agrees that his obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder (except to the extent specified in any such written release), or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law

FIRST AMENDED AND RESTATED GUARANTY AGREEMENT - Page 3

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or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any Lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any Collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Lender to sell any Collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence. structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

     7.   Guarantor represents and warrants to Lender as follows:

          (a) Guarantor has the power and authority and legal right to execute, deliver, and perform his obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization or other laws of general application relating to the enforcement of creditors' rights, and (b) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (b) The execution, delivery, and performance by Guarantor of this Guaranty Agreement do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any Property of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Guarantor or his properties is bound.

          (c) No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

          (d) The value of the consideration received and to be received by Guarantor as a result of Borrower and Lender entering into the Loan Agreement and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Loan Agreement have benefited and may reasonably be expected to benefit Guarantor directly and indirectly.

          (e) Guarantor has, independently and without reliance upon Lender and based upon such documents and information as Guarantor has deemed appropriate, made his own analysis and decision to enter into this Guaranty Agreement.

     8. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding:


FIRST AMENDED AND RESTATED GUARANTY AGREEMENT - Page 4

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          (a)   Guarantor will furnish to Lender within 3O days after filing of Guarantor's tax return for a calendar year, a list of all material assets and material liabilities (including contingent liabilities) as of December 31 of such calendar year and a statement of the sources of material income and material expenses of the Guarantor for the previous calendar year. Each such statement shall be certified by Guarantor as being true, correct, and complete in all material respects.

          (b) Guarantor will furnish to Lender within thirty (30) days after the end of each of the first three calendar quarters of each year, a list of all material assets and material liabilities, including contingent liabilities, of Guarantor as of the end of each such calendar quarter and a statement of the sources of material income and material expenses of Guarantor for such calendar quarter. Each such statement shall be certified by Guarantor as being true, correct and complete in all material respects.

          (c) Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement or an Event of Default under the Loan Agreement of which Guarantor has knowledge.

          (d) Guarantor will furnish promptly to Lender such additional information concerning Guarantor as Lender may reasonably request.

          (e) Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty Agreement and will promptly furnish copies thereof to Lender.

          (f) Guarantor will at all times own directly or indirectly and free and clear of any and all Liens whatsoever (except Liens created by the Loan Documents, Permitted Liens and Permitted Stock Exceptions) 100% of the voting stock of Borrower.

     9. Notwithstanding anything contained herein to the contrary, no claim against Guarantor under or in respect of this Guaranty Agreement shall be payable from any source other than the Collateral (as defined in the Pledge Agreement) or in any manner other than as provided in the Pledge Agreement; PROVIDED, HOWEVER that nothing herein shall limit any of the rights of Lender under the Loan Documents (exclusive of this Guaranty Agreement) and the Fail Loan Documents, including, without limitation, the right to accelerate the maturity of the Guaranteed Indebtedness and the right to bring suit and obtain judgment against Guarantor under this Guaranty Agreement for the purpose of exercising its rights with respect to the Collateral. Guarantor shall have no personal liability for payment of the Guaranteed Indebtedness except as provided in the Pledge Agreement and the sole recourse of Lender against Guarantor under this Guaranty Agreement shall be against the Collateral (as defined in the Pledge Agreement).

          10. No amendment or waiver of any provision of this Guaranty Agreement nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender. No failure on the part of Lender to exercise, and no delay

FIRST AMENDED AND RESTATED GUARANTY AGREEMENT - Page 5

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in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     11. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     12. This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's heirs and personal representatives.

     13. Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrower under the Loan Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in entering into the Loan Agreement. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

     14. This Guaranty Agreement is executed and delivered as an incident to a lending transaction performable in Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and wholly performable in the State of Texas. Any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be brought in any state or federal court in Dallas County, Texas. Guarantor hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection he may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Guarantor agrees that service of process upon him may be made by certified or registered mail, return receipt requested, at his address specified below. Nothing herein shall affect the right of Lender to serve process in any other matter permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor's Property in courts in other jurisdictions. Any action or proceeding by Guarantor against Lender shall be brought only in a court located in Dallas County, Texas.

     15. Guarantor shall pay as specified in Section 9 hereof all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Lender in connection with the enforcement or collection of this Guaranty Agreement.

     16. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand for payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of


FIRST AMENDED AND RESTATED GUARANTY AGREEMENT - Page 6

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additional indebtedness, and all other notices and demands with respect to the
Guaranteed Indebtedness and this Guaranty Agreement.

     17. The Loan Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) without affecting the validity or enforceability of this Guaranty Agreement.

     18. Guarantor hereby represents and warrants to Lender that Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and that Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

                                        GUARANTOR:



                                            /s/ James M. Fail
                                        ----------------------------------------
                                        JAMES M. FAIL, Individually

                                        Address:       1901 Sixth Avenue North
                                                       Suite 1550
                                                       Birmingham, Alabama 35203
                                        Fax No.:            (205) 328-8572
                                        Telephone No.:      (205) 328-8570


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                                        With a copy to:

                                        Theodore G. Johnsen, Esq.
                                        Arnold & Porter
                                        777 South Figueroa
                                        Los Angeles, California 90017

                                        Fax No.:       (213) 243-4199
                                        Telephone No.: (213) 243-4060


                                        LENDER:

                                        SOUTHWESTERN LIFE INSURANCE
                                        COMPANY


                                        By:     /s/ John T. Hull
                                             -----------------------------------
                                             John T. Hull
                                             Executive Vice President, Chief
                                             Financial Officer and Treasurer



DA942020447
121994LKMI
LOAN S5514-46000


FIRST AMENDED AND RESTATED GUARANTY AGREEMENT - Page 8